UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2010

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 8, 2010, Auxilium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing two year recurrence data from the long-term extension study for XIAFLEX® (collagenase clostridium histolyticum) in the treatment of Dupuytren’s contracture.

The full text of the press release is furnished as Exhibit 99.1 to this report.

The foregoing is qualified in its entirety by the text of the press release which is incorporated herein by reference. All readers are encouraged to read the entire text of the press release.

Item 8.01	Other Events.

On June 8, 2010, the Company announced two year recurrence data from the long-term extension study for XIAFLEX® (collagenase clostridium histolyticum) in the treatment of Dupuytren’s contracture. The clinical study was designed to assess the durability of response following treatment with XIAFLEX as well as long-term safety and progression of disease in joints. At two years, the nominal recurrence rate for the 618 joints previously treated successfully with XIAFLEX was 19.3%.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated June 8, 2010, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: June 8, 2010	By:	/S/ JAMES E. FICKENSCHER
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated June 8, 2010, issued by Auxilium Pharmaceuticals, Inc.